Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this _______ day of __________, 20___, by and between BK Technologies Corporation, a Nevada corporation (the “Corporation”), and _______________________ (the “Director and/or Officer”).

WHEREAS, the Director and/or Officer has agreed to serve, or continue to serve, as a director and/or officer of the Corporation or as a director, officer, trustee, manager, participating member and/or in any other similar capacity of an Other Entity (as defined below) (any one or more of which capacities constitute an “Indemnified Capacity”), providing that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided;

WHEREAS, the Corporation, in order to induce the Director and/or Officer to serve or continue to serve the Corporation and/or an Other Entity, has agreed to execute this Agreement to evidence the indemnification of the Director and/or Officer to the fullest extent permitted by law; and

WHEREAS, as a result of such indemnification, the Director and/or Officer has agreed to serve or to continue to serve in an Indemnified Capacity;

NOW THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Director and/or Officer’s service or continued service to the Corporation and/or Other Entity, the Corporation and the Director and/or Officer hereby agree as follows:

1.	Definitions: In addition to the other defined words and phrases contained in this Agreement, as used in this Agreement, the following terms have the following meanings, respectively:

(a)	“Agreement” means this Indemnification Agreement, as amended, supplemented or restated from time to time;

(b)

“Covered Proceeding” means all civil, criminal, quasi-criminal, administrative, regulatory, investigative or other claims, suits, actions, applications, hearings, arbitrations or proceedings of any nature or kind in which the Director and/or Officer has been named as party or respondent or is required by law to participate or respond because of his or her association with the Corporation or Other Entity, or in which the Director and/or Officer participates either at the request of the Corporation or Other Entity or based on his or her reasonable belief that he or she may be subsequently named in that proceeding, whether brought on behalf of the Corporation or otherwise, and also includes any and all proceedings that relate to, arise from or are based upon the Director and/or Officer’s service in an Indemnified Capacity, so long as:

(i)

the Director and/or Officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and/or Other Entity, as the case may be; in the case of a criminal, quasi-criminal, regulatory or administrative action, proceeding or hearing that is enforced by a monetary penalty, the Director and/or Officer had reasonable cause to believe that the Director and/or Officer’s conduct was lawful; and

(ii)	the Director and/or Officer is not liable pursuant to NRS 78.138 (which conduct collectively constitutes the “Standards of Conduct”)

(c)

“Excluded Proceeding” means any civil, criminal, quasi-criminal, administrative, regulatory, or investigative or other claim, suit, action, application, hearing, arbitration or proceeding of any nature or kind:

(i)	initiated by the Director and/or Officer against the Corporation or Other Entity, unless it is brought to establish or enforce any right under this Agreement;

(ii)

initiated by the Director and/or Officer against any director or officer (or an individual holding a similar capacity) of the Corporation or Other Entity unless the Corporation or Other Entity, as the case may be, has joined in or consented to the initiation of such proceeding;

(iii)	initiated by the Director and/or Officer against any other corporation, partnership, trust, joint venture, unincorporated entity or person, unless it is a counterclaim;

(iv)

involving the payment or reimbursement for Losses or Expenses to the Director and/or Officer by the Corporation not permitted by applicable law including, without limitation, NRS 78.751 and/or 78.7502; or

(v)	which is not a Covered Proceeding;

(d)

“Expenses” means any and all fees, charges, disbursements and expenses which may be reasonably incurred by the Director and/or Officer in connection with or as a result of the investigation and defense of a Covered Proceeding, including, without limitation, reasonable and necessary attorneys’ fees, expert witness fees, costs, expenses and disbursements, costs of investigative, judicial, regulatory or administrative proceedings, arbitrations or appeals and, subject to the terms of this Agreement, all such fees, charges, disbursement, and expenses which the Director and/or Officer may reasonably incur in any proceedings to enforce rights and/or defend against or respond to a Covered Proceeding under this Agreement;

(e)	“Indemnified Capacity” has the meaning set out in the recitals to this Agreement;

(f)

“Losses” means all judgements, damages, fines, penalties, liabilities, settlement amounts or any other expense which the Director and/or Officer may incur or become liable to pay as a result of any Covered Proceeding, whether incurred alone or jointly with others, and includes Expenses;

(g)

“Other Entity” means each subsidiary or affiliate of the Corporation and each of the respective committees or bodies of such subsidiary or affiliate, in each case, for which the Director and/or Officer has agreed to serve in an Indemnified Capacity at the request of the Corporation;

(h)	“NRS” means the Nevada Revised Statutes, as amended; and

(i)	“Standards of Conduct” has the meaning set out at subsection 1(b) herein.

2.

Indemnification: The Corporation shall indemnify and hold the Director and/or Officer harmless against any and all Losses and Expenses which the Director and/or Officer may incur or be required to pay as a result of any Covered Proceeding to the fullest extent permitted by law, as such may be amended from time to time, subject, in each case, to the provisions of this Agreement and the following:

(a)

unless a court or other authority of competent jurisdiction has expressly so ruled in respect of the Director and/or Officer, the resolution of any Covered Proceeding by judgment, order, settlement or conviction shall not of itself create a presumption either that the Director and/or Officer did not adhere to the Standards of Conduct in the circumstances relating to the Covered Proceeding or that the Director and/or Officer is not entitled to indemnity under this Agreement; and

(b)

in respect of an action by or on behalf of the Corporation to procure judgement in its favor to which the Director and/or Officer is made a party by reason of having served in an Indemnified Capacity, the Corporation shall make application for approval of the court having jurisdiction to furnish indemnity and make advances as needed by the Director and/or Officer, provided that the Director and/or Officer adhered to the Standards of Conduct.

3.

Excluded Coverage: The Corporation shall have NO obligation to indemnify and hold the Director and/or Officer harmless against any Losses or Expenses which have been judicially determined to constitute an Excluded Proceeding.

4.	Indemnification Procedures:

(a)

Promptly after receipt by the Director and/or Officer of notice of the commencement, or the threat of commencement, of a Covered Proceeding or potential Covered Proceeding (a “Commencement Notice”), the Director and/or Officer shall, if indemnification with respect thereto may be sought from the Corporation under this Agreement, notify the Corporation in writing in respect thereof and provide to the Corporation concurrently therewith copies of any demand letter, Statement of Claim, complaint, pleading, request for arbitration, regulatory or administrative demand, indictment or other claim document. If the Corporation becomes aware of any Covered Proceeding or reasonably expects that a Covered Proceeding or potential Covered Proceeding may exist, the Corporation will promptly give the Director and/or Officer notice thereof in writing (also a “Commencement Notice”).

(b)

If, at the time of the receipt or delivery of a Commencement Notice, the Corporation has applicable directors’ and officers’ liability insurance in effect, the Corporation shall give immediate notice of the commencement, or the threat of commencement, of such Covered Proceeding or potential Covered Proceeding to its insurers, primary and excess, in accordance with the procedures set forth in the respective policies in favor of the Director and/or Officer. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Director and/or Officer, all Losses and Expenses payable as a result of such Covered Proceeding or potential Covered Proceeding in accordance with the terms of such policies, including but not limited to the payment of any applicable deductible or retention.

(c)

To the extent the Corporation does not, at the time of the commencement of or the threat of commencement of a Covered Proceeding or potential Covered Proceeding, have applicable directors’ and officers’ liability insurance in effect, or if a determination is made by the insurance carrier that any Expenses arising out of such Covered Proceeding or potential Covered Proceeding will not be payable under the directors’ and officers’ liability insurance then in effect, the Corporation shall be obligated to pay contemporaneously the Expenses of any such action, suit, arbitration or proceeding in advance of the final disposition thereof; and the Corporation shall be entitled, at its expense and in a timely manner, to assume the defense of such Covered Proceeding or potential Covered Proceeding with counsel satisfactory to the Director and/or Officer, acting reasonably, upon the delivery to the Director and/or Officer of written notice of its election so to do (a “Defense Notice”). After the Director and/or Officer is in receipt of a Defense Notice, approval of such counsel by the Director and/or Officer and the retention of such counsel by the Corporation, the Corporation will not be liable to the Director and/or Officer for any Expenses of counsel subsequently incurred by the Director and/or Officer with respect to the same Covered Proceeding other than reasonable costs of investigation or as otherwise provided below. Notwithstanding the Corporation’s assumption of the defense of any such Covered Proceeding or potential Covered Proceeding, the Corporation shall be obligated to pay the fees and expenses of the Director and/or Officer’s separate counsel to the extent (i) the employment of separate counsel by the Director and/or Officer is authorized by the Corporation, (ii) counsel for the Corporation or the Director and/or Officer shall have reasonably concluded that there is a conflict of interest between the Corporation and the Director and/or Officer in the conduct of any such defense such that the Director and/or Officer needs to be separately represented, (iii) the Corporation is not financially or legally able to perform its indemnification obligations, or (iv) the Corporation shall not have retained, or shall not continue to retain, counsel to defend such Covered Proceeding. The Corporation shall have the right to conduct such defense as it sees fit in its sole discretion. The Corporation will keep the Director and/or Officer informed on a timely basis regarding all material steps and developments.

Regardless of any provision in this Agreement, the Director and/or Officer shall have the right to employ counsel in any Covered Proceeding at the Director and/or Officer’s personal expense.

The Corporation shall not be entitled, without the consent of the Director and/or Officer, to assume the defense of any claim brought by or in the right of the Corporation.

(d)

The Director and/or Officer and his or her advisors, including, but not limited to, legal counsel, may, with the consent of the Corporation’s chairperson or board of directors (which consent shall not be unreasonably withheld or delayed), review during regular business hours all documents, records and other information under the Corporation’s control with respect to the Corporation or any Other Entity in which the Director and/or Officer has served in an Indemnified Capacity and which may be reasonably necessary in order for the Director and/or Officer to defend himself or herself against any Covered Proceeding or potential Covered Proceeding, provided that the Director and/or Officer and his or her advisors, including legal counsel, shall maintain all such information in the strictest confidence except to the extent necessary for his or her defense in the Covered Proceeding or potential Covered Proceeding. At any time after there has been a change of control of the Corporation, or a receiver, rehabilitator, liquidator or trustee in bankruptcy has been appointed in respect of the Corporation, the Director and/or Officer and his or her advisors shall be entitled to review the information referred to in this subsection 4(d), subject to the conditions set out herein, whether or not the Corporation’s new chairperson or board of directors or the receiver or trustee in bankruptcy has provided the consent referred to herein. The Director and/or Officer’s right to review documents shall not apply where the claim or proceeding is initiated by the Corporation or by any of its subsidiaries, provided, however, that this limitation is not meant to in any way limit or preclude any party’s right to discovery, production of documents or other legal process.

(e)

All payments on account of the Corporation’s obligations under subsection 4(c) of this Agreement prior to the final disposition of any Covered Proceeding or potential Covered Proceeding shall be made within twenty (20) days of the Director and/or Officer’s written request therefore (which written request shall be accompanied by applicable supporting documentation) and such obligation shall not be subject to any such determination, but shall be subject to subsection 4(c) of this Agreement.

(f)

The Director and/or Officer undertakes and agrees that he or she will reimburse the Corporation for all Losses and Expenses paid or reimbursed by the Corporation in connection with any action, suit or proceeding against the Director and/or Officer in the event and only to the extent that a determination shall have been made by a court in a final adjudication, from which all rights of appeal have expired, that the Director and/or Officer is not entitled to be indemnified by the Corporation for such Losses and Expenses because the claim is an Excluded Proceeding or because the Director and/or Officer is otherwise not entitled to payment under this Agreement.

(g)

All payments on account of the Corporation’s indemnification obligations under this Agreement, other than those addressed by subsection 4(c), shall be made within twenty (20) days of the Corporation’s determination that indemnification is proper under the specific circumstances, unless a judicial determination has been made that the claims giving rise to the Director and/or Officer’s request are or are not Excluded Proceedings or otherwise payable or not payable under this Agreement, in which case that judicial determination shall govern. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Director and/or Officer is entitled to indemnification under this Agreement, and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption.

(i)

The Corporation shall have no duty to indemnify any amounts, other than those addressed by subsection 4(c), absent a written request from the Director and/or Officer, which written request shall be accompanied by applicable supporting documentation.

(ii)

The determination required under subsection 4(g) shall be made, in the first instance, by the board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding. Such determination shall be made, if necessary, by independent legal counsel, in a written opinion, if: (1) A majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (2) A quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained. In the event that a determination by the board of directors and by independent legal counsel both prove unfeasible, the determination shall be made by the stockholders of the Corporation.

(iii)

The determination required under subsection 4(g) shall be made either (1) within thirty (30) days of the Director and/or Officer’s written request therefore, if made by the board of directors or independent legal counsel, or (2) within ninety (90) days of the Director and/or Officer’s written request therefore, if made by the stockholders of the Corporation.

5.

Settlement: The Corporation shall have no obligation to indemnify the Director and/or Officer under this Agreement for any amounts paid in settlement of any Covered Proceeding effected without the Corporation’s prior written consent. The Corporation shall not conclude a settlement of any Covered Proceeding or potential Covered Proceeding on the Director and/or Officer’s behalf without the Director and/or Officer’s prior written consent. Neither the Corporation nor the Director and/or Officer shall unreasonably withhold or delay consent to any proposed settlement of a Covered Proceeding. If the Director and/or Officer refuses to consent to the terms of a proposed settlement, the Corporation may require the Director and/or Officer, at his or her own expense, to assume defense of the Covered Proceeding. In such a case, any amount recovered by the claimant in excess of the amount for which settlement could have otherwise been achieved shall not be recoverable under this Agreement. A Director and/or Officer shall at all times have the right, at his or her own expense, to negotiate and conclude settlement of a Covered Proceeding made against the Director and/or Officer.

6.

Exclusions: Notwithstanding anything to the contrary, the Corporation shall not be obligated to indemnify or advance expenses with respect to any claim, payment or obligation to the extent indemnification or advancement is prohibited by applicable law, including disgorgement under Section 16(b) of the Securities Exchange Act of 1934, as amended, or reimbursement or clawback obligations required by applicable securities laws, stock exchange rules or Corporation policies adopted to comply therewith.

7.

Rights Not Exclusive: This Agreement shall not operate to abridge or exclude any other rights, in law or in equity, to which the Director and/or Officer may be entitled by operation of law or under any statute, bylaw, agreement, vote of security holders or of disinterested directors or otherwise, both as to action in an Indemnified Capacity and as to action in any other capacity by holding such office, and shall continue after the Director and/or Officer ceases to serve the Corporation in an Indemnified Capacity.

8.	Enforcement:

(a)	Except where prohibited by law, the burden of proving that indemnification is not required under this Agreement shall be on the Corporation and must be made by a court of law.

(b)

In the event that any action or proceeding is instituted by the Director and/or Officer under this Agreement to enforce or interpret any of the terms of this Agreement, the Director and/or Officer shall be entitled to be paid all court, arbitration or mediation costs and expenses, including but not limited to reasonable legal fees and disbursements, incurred by the Director and/or Officer with respect to such action or proceeding, unless the court, arbitrator or mediator determines that each of the material assertions made by the Director and/or Officer as a basis for such action or proceeding were not made in good faith or were frivolous.

9.	Duration:

(a)

Notwithstanding the date(s) of its execution and delivery, this Agreement shall be conclusively deemed to commence on the day upon which the Director and/or Officer first became or becomes a director, officer, trustee, manager and/or participating member of the Corporation and/or an Other Entity or first undertook or undertakes the responsibilities associated with an Indemnified Capacity.

(b)

The obligations of the Corporation under this Agreement shall continue after the Director and/or Officer ceases to serve in an Indemnified Capacity. Upon ceasing to so act, the Director and/or Officer shall continue to be entitled to all stipulated rights and indemnification hereunder.

(c)

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Director and/or Officer in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

10.	Insurance:

(a)

The Corporation shall maintain in full force and effect a comprehensive program of liability insurance, including policies providing coverage for the liability exposures of directors and officers (the “Policies”). To the extent commercially feasible, the salient coverage features of the Policies to be maintained shall be substantially the same as those applicable under the Policies obtained by the Corporation and in effect on the date hereof.

(b)

If for any reason whatsoever the Director and/or Officer ceases to act in an Indemnified Capacity, the Corporation shall ensure that the liability insurance coverage available to the Director and/or Officer and his or her heirs and legal representatives is at all times substantially equivalent to the coverage maintained for the then current directors and officers. The Corporation shall maintain such continuing coverage for a minimum of six years following the Director and/or Officer ceasing to act in an Indemnified Capacity.

(c)

In the event that a claim is brought in which the Director and/or Officer is named as party, the Corporation shall promptly pay the insurance deductible or retention applicable under any responding Policies providing coverage to the Director and/or Officer.

(d)

If one or more of the Policies providing coverage on a “claims-made” basis is cancelled or is not renewed, the Corporation will promptly purchase the maximum degree of extended reporting or discovery period coverage available under such Policies unless:

(i)

replacement liability insurance has been obtained that does not contain a “retroactive date” or similar provision that might deprive the Director and/or Officer of coverage for wrongful acts alleged to have been committed prior to the inception date of such replacement insurance; or

(ii)

the Corporation is unable to fund the purchase of such extended coverage by reason of its insolvency or bankruptcy, in which case the Director and/or Officer shall be given reasonable notice regarding its inability to fund such purchase together with an identification of the additional premium that would be required to exercise the extended reporting or discovery period coverage option of the relevant Policies.

(e)	The Corporation shall promptly advise the Director and/or Officer if:

(i)	any Policy lapses, is cancelled, or undergoes any material adverse change in coverage or is rescinded in whole or in part; or

(ii)	any insurer informs the Corporation that all or part of a particular Covered Proceeding or potential Covered Proceedings is or are not covered by one or more of the Policies.

11.

Severability: In the event that any provision of this Agreement is determined by a court to require the Corporation to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

12.

Choice of Law; Jurisdiction: This Agreement shall be deemed to have been made in and shall be governed by and construed and enforced in accordance with the laws of the State of Nevada. The parties hereby agree that any claims, disputes or questions arising out of or in relation to this Agreement may be submitted to the jurisdiction of the courts of the State of Nevada. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada with respect to any claims, disputes or questions arising out of or in relation to this Agreement.

13.

Subrogation: In the event of any indemnification payment under this Agreement to or on behalf of the Director and/or Officer, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director and/or Officer, who shall execute all documents and take all actions reasonably requested by the Corporation to implement such right of subrogation.

14.

Successor and Assigns: This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall be binding upon and inure to the benefit of the Director and/or Officer and his or her heirs, executors, administrators, legal personal representatives and estate.

15.

Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Corporation’s articles of incorporation and bylaws and applicable law.

16.

Amendment; Waiver: No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by each of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

17.

Notices: All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	to the Director and/or Officer at the address set forth on the signature page hereto;

(b)

to the Corporation at 7100 Technology Drive, West Melbourne, Florida 32904, Attention: Corporate Secretary; or to such other address as may have been furnished to the Director and/or Officer by the Corporation or to the Corporation by the Director and/or Officer, as the case may be.

18.

Execution In Counterparts: This Agreement may be executed in several counterparts, by original or facsimile signature or by or through such other electronic form in which a party may place or evidence its signature hereon (including an electronic scan of same), each of which so executed shall be deemed to be an original and such counterparts together shall be deemed to be one and the same instrument, which shall be deemed to be executed as of the day and year first above written.

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IN WITNESS WHEREOF, the Corporation and the Director and/or Officer have executed this Agreement as of the day and year first above written.

BK Technologies Corporation

By:

Name:

Title:

Director and/or Officer

By:

Name:

Address: